Exhibit 99.1

 1    Investor PresentationMay 2019  Photography courtesy of Nasdaq, Inc.

 Forward-Looking Statements  The Company makes forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements may include statements regarding profitability, liquidity, adequacy of capital, the allowance for loan losses, interest rate sensitivity, market risk, growth strategy, and financial and other goals. The words, “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward-looking statements. These forward-looking statements are subject to significant uncertainties. Because of these uncertainties, actual future results may be materially different from the results indicated by these forward-looking statements. In addition, past results of operations do not necessarily indicate future results. The following presentation should be read in conjunction with the consolidated financial statements and related notes included in Part II, Item 8, and Item 1A. Risk Factors of the Company’s Form 10-K for the year ended December 31, 2018.  2

Company Overview


Romney
Winchester
Urbana
Ellicott City
Balt
Columbia
Leesburg
Rockville
Glen
Petersburg
Strasburg
Bethesda
Silver Spring
Front Royal
Chantilly
Arlington
DC
Bowie
Woodstock
Washington
Manassas
Fairfax
Alexandria
Luray
Warrenton
Dale City
Franklin
St Charles
Harrisonburg
Culpeper
La Plata
Bridgewater
Chancellor
Fredericksburg
Staunton
Ruckersville
Waynesboro
Charlottesville
Stuarts Draft
Beaverdam
Tappahannock
Cunningham
Lexington
Lovingston
Ashland
Buena Vista
Tuckahoe
Richmond
Buckingham
Saluda
Lynchburg
Hopewell
Farmville
Rustburg
Petersburg
Newport News

- Community banking since 1907
- FXNC listed on Nasdaq
- Corporate offices in Strasburg and Winchester
- Operating primarily in 4 Virginia MSAs on the I-81, I-66 and I-64 corridors
- 14 branches, 1 loan production office
- $775 million in assets
- Personal banking, business banking, and wealth management services
- Strategy to grow total assets to > $1 billion by serving small businesses and individuals

3

 Why Invest in FXNC?  Management team with track record of building value  Delivering personal service and the latest technology  Diversified markets in attractive Virginia MSAs  Low-cost customer deposit relationships  4

 Q1 2019 and Full Year 2018 Highlights  Q1 2019 Highlights (1)Return on equity of 13.47%, return on assets of 1.21% Net interest income increased $352 thousand, or 5%, to $6.9 million Net interest margin increased 18 basis points to 3.97%Nonperforming assets to total assets remained low at 0.25%2018 HighlightsRecord year of net income totaling $10.1 millionPre-provision pre-tax earnings increased 27%Return on equity of 16.36%Efficiency ratio improved to 63.05%  5  (1) Compared to the first quarter of 2018. Quarterly financial information is unaudited.

 FXNC Nasdaq Listed on April 18, 2019  6  Bank Holding Company Enters National Market  STRASBURG, VA, April 18, 2019 (The Northern Virginia Daily) – This morning, First National Corporation will be available on the Nasdaq Capital Market exchange. Last year, First National Corporation netted a record $10.1 million, according to a news release.  First Bank Now Trading on NasdaqWINCHESTER, VA, April 18, 2019 (The Winchester Star) – When the stock market opens today, Strasburg-based First Bank will be one of a few companies headquartered in the Northern Shenandoah Valley trading on the Nasdaq Stock Market.   Photography courtesy of Nasdaq, Inc.

 First National Outperformed Major Indices   Source: S&P Market Intelligence, total return as of December 31, 2018.  7

 Strategies to Build Shareholder Value  Deploy Cash and Securities into Loans   Serve Vibrant Virginia Markets  Maintain Low-Cost Deposit Portfolio  Attract and Retain Talented Employees  Accelerate Growth with Acquisitions and Team Lifts    8  Grow Assets Without Adding Significant Overhead

 Grow Assets Without Adding Significant Overhead   9  * Acquired six bank branches in April 2015.  *  *

 Deploy Cash and Securities Into Loans  Source: S&P Market Intelligence. Peer median based on banks in Virginia with assets $500 million to $1 billion as of December 31, 2018.* Acquired six branches in April 2015.  10  *

 Serve Vibrant Virginia Markets   Virginia’s 2.9% unemployment rate is lower than the nation   1: Source: Virginia Employment Commission, April 20182: Source: Virginia Economic Development Partnership3: Source: S&P Market Intelligence includes Frederick, Shenandoah, Warren, Rockingham, Buckingham and Prince Edward Counties; Cities of Winchester, Staunton and Waynesboro; and all bank deposits within 3 miles of the Patterson Avenue (Richmond) First Bank office.  Diverse economies with large regional medical centers and higher education, including Virginia Commonwealth University, University of Richmond, Shenandoah University and Mary Baldwin University  Projected Population Growth: 2010 – 2020 1  Virginia is headquarters to 37 Fortune 1000 firms 2  Virginia ranked 5th “Best States for Business” ranking by Forbes  More than $9 billion deposits within First Bank’s branch footprint 3  11  Population Growth by MSA:Winchester 20%Richmond 13%Harrisonburg 12%Staunton-Waynesboro 8%

 Accelerate Growth with Acquisitions and Team Lifts  Acquisition Opportunities in Virginia  Branch Acquisition Success  Six branches acquired in 2015 including $186 million in deposits  Hired Regional President and a market executive to deploy deposits into loans in Staunton - Waynesboro market area  Opened Loan Production Office and hired a market executive in Harrisonburg  22 thousand deposit accounts with 0.19% cost of deposits at closing  1 Source: S&P Market Intelligence as of December 31, 2018.  12  Hired a Banking Team and opened a full-service branch in the Richmond market with two seasoned bank executives

 Maintain Low Cost Deposit Portfolio  13  1 Peer median based on banks in Virginia with assets $500 million to $1 billion as of December 31, 2018.Deposit portfolio composition based on December 31, 2018.  1

 Deposits Have Been a Source of Strength  14  1 Peer median based on banks in Virginia with assets $500 million to $1 billion as of December 31, 2018. Quarterly financial information is unaudited.  1

 Attract and Retain Talented Employees  15

 Tangible Book Value Per Share and Earnings Per Share  TBVPS  Diluted EPS  16  * Acquired six branches in April 2015.  *

 Performance Metrics  Return on Assets  Return on Equity  Efficiency Ratio  * Acquired six branches in April 2015.   Net Interest Margin  *  *  *  *  17

 Diversified Revenue  18  Dollars in millions. Noninterest income composition based on December 31, 2018.

 Loan Portfolio and Improved Yield  19  1 Peer median based on banks in Virginia with assets $500 million to $1 billion as of December 31, 2018.Loan portfolio composition based on December 31, 2018.   1

 Asset Quality  1 Peer median ratio was based on banks in Virginia with assets $500 million to $1 billion.  20  1

 Capital Position  Total Risk Based Capital  Tangible Common Equity  Leverage  Total risk based capital and leverage ratios are First Bank. Tangible common equity ratio is First National Corporation.* Acquired six branches in April 2015.   *  *  *  21

 Appendix  22

Financial Performance

(dollars in thousands) except per share data	12/31/2014	12/31/2015	At or for the year ended, 12/31/2016	12/31/2017	12/31/2018
Balance Sheet					
Assets	$518,165	$692,321	$716,000	$739,110	$752,969
Loans, net	371,692	433,475	480,746	516,875	537,847
Deposits	444,338	627,116	645,570	664,980	670,566
Tangible common equity	44,884	43,607	50,582	57,212	66,202
Balance Sheet Ratios					
Loans / Deposits	85.16%	70.00%	75.29%	78.53%	80.95%
TCE / TA	8.66%	6.32%	7.08%	7.75%	8.85%
Leverage ratio [1]	12.90%	8.12%	8.48%	8.46%	9.26%
Total capital ratio [1]	19.14%	13.86%	13.47%	13.12%	13.62%
Performance					
Net income [2]	$6,493	$1,542	$5,907	$6,448	$10,135
Diluted EPS	$1.32	$0.31	$1.20	$1.30	$2.04
ROAA	1.45%	0.41%	0.84%	0.89%	1.34%
ROAE	13.49%	4.58%	12.00%	11.57%	16.36%
Net interest margin	3.86%	3.52%	3.61%	3.77%	3.93%
Efficiency ratio	73.96%	80.92%	71.05%	66.42%	63.05%
Asset Quality					
NPAs / Assets	1.91%	0.94%	0.25%	0.17%	0.42%
NCOs / Avg loans	0.02%	0.27%	0.04%	0.02%	0.17%
Reserves / Loans	1.77%	1.26%	1.09%	1.02%	0.92%

[1] First Bank capital ratios.
[2] Net income available to common shareholders.

23

 Peer Comparison  24  Source: S&P Market Intelligence. Peers defined as banks in Virginia with assets $500 million and $1 billion as of 12/31/18. Ratios are for parent companies, if applicable, except capital ratios, which are for the parent’s bank subsidiary. Data is as of and for the quarter ended December 31, 2018.  Return on Assets  Return on Equity  Efficiency Ratio  Net Interest Margin  Loans / Deposits  Cash & Securities / Deposits  NPAs / Assets  Reserves / Loans   Peer 0.89% FXNC 1.21%    Peer 9.07% FXNC 14.2%   Peer 72.7% FXNC 63.0%   Peer 3.85% FXNC 4.05%   Peer 89.1% FXNC 81.0%   Peer 17.3% FXNC 25.9%   Peer 1.27% FXNC 0.42%   Peer 0.91% FXNC 0.92%    Median of peer group    FXNC    1 standard deviation from the mean  1-4 Family / Loans  CRE & Multi / Loans  C&I / Loans  Non-interest bearing / Deposits  Savings & MMDA / Deposits  Time / Deposits  Total Risk-Based Capital  Leverage Ratio   Peer 36.7% FXNC 39.3%    Peer 41.5% FXNC 41.5%   Peer 7.8% FXNC 7.8%   Peer 22.8% FXNC 27.1%   Peer 46.7% FXNC 43.6%   Peer 26.3% FXNC 17.8%   Peer 14.2% First Bank 13.6%   Peer 10.1% First Bank 9.3%

 Stock Profile  Source: S&P Market Intelligence, data as of April 23, 2019.  Ticker symbol  FXNC  Exchange  Nasdaq  Market price   $22.20  Common shares outstanding  4,963,487  Market capitalization  $110.2 million  Insider ownership  10.9%  Institutional ownership  11.7%  Quarterly cash dividend   $0.09, dividend yield 1.62%  Average volume (LTM)  1,753  Diluted EPS (LTM)  $2.04  Tangible book value per share   $13.97  25

First National Corporation

Scott Harvard, President and CEO
(540) 465-6121
sharvard@fbvirginia.com

Shane Bell, Executive VP and CFO
(540) 465-6130
sbell@fbvirginia.com